Exhibit 99.1

Neos Therapeutics Announces Pricing of Underwritten Public

 Offering of $25.0 Million of Common Stock

Dallas/Fort Worth, TX (February 3, 2017) — Neos Therapeutics, Inc. (Nasdaq:NEOS), a pharmaceutical company focused on developing, manufacturing and commercializing innovative extended-release (XR) products using its proprietary modified-release drug delivery and orally disintegrating tablet (ODT) technology platforms, today announced the pricing of an underwritten public offering of 5,000,000 shares of its common stock at a public offering price of $5.00 per share, before underwriting discounts and commissions. In addition, Neos has granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock at the public offering price, less underwriting discounts and commissions. This offering is expected to close on February 8, 2017, subject to customary closing conditions.

Cowen and Company and BMO Capital Markets are acting as joint book-running managers and JMP Securities is acting as a lead manager for the offering.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-212809), including a base prospectus, filed by Neos on August 1, 2016 and declared effective by the Securities and Exchange Commission, or the SEC, on August 12, 2016. The offering was made only by means of a prospectus.  A preliminary prospectus supplement and accompanying prospectus related to the offering was filed with the SEC on February 2, 2017 and is available on the SEC’s website at www.sec.gov.  A final prospectus supplement and accompanying prospectus will be filed with the SEC.  A copy of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from the offices of Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, or by calling 631-274-2806, or by faxing 631-254-7140; or BMO Capital Markets Corp., 3 Times Square, New York, NY 10036, Attention: Equity Syndicate Department, or by calling (800) 414-3627, Email: bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Neos Therapeutics

Neos Therapeutics, Inc. is a pharmaceutical company focused on developing, manufacturing and commercializing products utilizing its proprietary modified-release drug delivery technology platforms. Adzenys XR-ODTTM, indicated for the treatment of ADHD in patients 6 years of age and older, is the first approved product using the Company’s extended-release (XR)-orally disintegrating tablet (ODT) technology platform. Neos, which is initially focusing on the treatment of ADHD, has filed New Drug Applications with the U.S. Food and Drug Administration for two other branded product candidates that are XR medications in ODT or oral suspension dosage forms. In addition, Neos manufactures and markets its generic equivalent of the branded product Tussionex®, an XR oral suspension of hydrocodone and chlorpheniramine indicated for the relief of cough and upper respiratory symptoms of a cold.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Neos Therapeutics, Inc., including statements about Neos’ anticipated public offering, future expectations, plans and prospects for the Company and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials, expectations of expanding ongoing clinical trials and other factors discussed in the “Risk Factors” section of Neos’ Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the SEC, as updated by any subsequently filed SEC filings, including Neos’ Quarterly Reports on Form 10-Q, and the “Risk Factors” section of Neos’ prospectus supplement and accompanying prospectus related to this public offering. Any forward-looking statements contained in this press release speak only as of the date hereof, and Neos expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Richard Eisenstadt
Chief Financial Officer
Neos Therapeutics
(972) 408-1389
reisenstadt@neostx.com

Sarah McCabe
Vice President
Stern Investor Relations, Inc.
(212) 362-1200
sarah@sternir.com